CoreWeave Reports Strong Second Quarter 2026 Results
Record Second Quarter Revenue and Revenue Backlog Highlight Unprecedented Demand for CoreWeave Cloud
LIVINGSTON, N.J., – August 11, 2026 – CoreWeave, Inc. (Nasdaq: CRWV), The Essential Cloud for AI™, today reported financial results for the second quarter ended June 30, 2026.
"CoreWeave reached an important inflection point this quarter as our scale began to translate into expanding operating leverage. Customer demand is accelerating, as enterprise adoption broadens and we continue to deepen our technology platform," said Michael Intrator, co-founder, chairman, and chief executive officer of CoreWeave. "CoreWeave is built on the conviction that AI is foundational to every industry and that realizing its full potential requires a purpose-built platform. This quarter reinforced that conviction."
Second Quarter 2026 Financial Highlights

(In millions, except percentages and per share amounts)	Three Months Ended June 30,
	2026	2025

Revenue	$2,575	$1,212
Operating expenses	2,624	1,193
Operating income (loss)	$(49)	$19
Operating income (loss) margin	(2)%	2%
Interest expense, net	$(640)	$(267)
Net loss	$(626)	$(290)
Net loss margin	(24)%	(24)%
Basic net loss per share	$(1.14)	$(0.60)
Diluted net loss per share	$(1.14)	$(0.60)
Non-GAAP Financial Measures

(In millions, except percentages)	Three Months Ended June 30,
	2026	2025

Adjusted EBITDA	$1,510	$753
Adjusted EBITDA margin	59%	62%
Adjusted operating income	$128	$200
Adjusted operating income margin	5%	16%
Adjusted net loss	$(567)	$(130)
Adjusted net loss margin	(22)%	(11)%
(See “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP results table in this press release for additional information.)
Additional Second Quarter 2026 Financial Highlights
Revenue backlog1 was approximately $104 billion as of June 30, 2026.
1 Does not include more than $25 billion of net new customer commitments added in early Q3. Revenue backlog includes remaining performance obligations, plus other amounts we estimate will be recognized as revenue in future periods under committed customer contracts, in each case, subject to the satisfaction of delivery and availability of service requirements.

Second Quarter 2026 Highlights
•Customer Wins across AI Labs, Hyperscalers, and Enterprises
◦Partner of choice for leading enterprises and AI pioneers, including Bentley Systems, Caterpillar, Grammarly, Isomorphic Labs, and Sunday Robotics
◦Expanded relationships with existing enterprise and AI native customers including Cognition, Databricks, Hudson River Trading, Periodic Labs, Rescale, and Runway ML
•Continued Rapid Scaling of Purpose-Built AI Infrastructure
◦Expanded active power by nearly 500 MWs to reach 1.5 GW
◦Grew total contracted power to approximately 3.7 GW while further diversifying portfolio of providers and expanding powered land footprint
•Key Technology Leadership Milestones
◦Successfully completed industry's first bring-up and validation of NVIDIA Vera Rubin NVL72
◦Launched new capabilities to make it easy for enterprises to run AI workloads cross-cloud, allowing customers to balance performance, reliability, and cost across their AI cloud footprint through:
▪CoreWeave Interconnect: offering private, high-performance fiber linking directly to other hyperscale platforms, beginning with Google Cloud
▪SUNK Anywhere: enabling AI research and platform teams to leverage CoreWeave's leading SUNK platform across their AI cloud portfolio
▪LOTA (Local Object Transport Accelerator) Cross-Cloud: providing near-local data access across clouds, backed by CoreWeave's Zero Egress Migration program
◦Launched unified agentic AI capabilities that connect training, inference, observability, and reinforcement learning to empower agents to continuously learn and improve in production, including:
▪CoreWeave ARIA (AI Research and Iteration Agent) that reads experiment data, uncovers hidden insights, and drives continuous model and agent improvement
▪CoreWeave Sandboxes, the execution layer that gives AI researchers and platform teams secure, isolated environments for running reinforcement learning, agent tool use, and model evaluation
◦Set new MLPerf records for training and inference with open-source models running on the NVIDIA Grace Blackwell platform, achieving the lowest cost per token for inference in test runs
•Strengthening Financial Position
◦Milestone $3.1 billion term loan, the first ever publicly syndicated delayed draw facility backed by HPC infrastructure
◦$1 billion strategic investment from Jane Street following the expansion of commercial relationship in Q1 2026
◦Raised more than $10 billion of unsecured debt and convertible bonds, including CoreWeave's inaugural Eurobond issuance
•Other Noteworthy Updates
◦Selected for inclusion in the Nasdaq-100 Index, as one of the 100 largest non-financial companies listed on the Nasdaq Stock Market

Business Outlook
CoreWeave will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast and Conference Call Information
CoreWeave will host an audio webcast to discuss the results for the second quarter of 2026, provide a business update, and share forward-looking guidance at 2:00 pm PT / 5:00 pm ET today. The live webcast of CoreWeave’s earnings conference call can be accessed via the CoreWeave Investor Relations website at investors.coreweave.com, along with the earnings press release and accompanying presentation.
Following the call, a replay will be available at the same website. A transcript of the conference call will be posted to the investors.coreweave.com website.

Disclosure Information
CoreWeave uses its investor relations page (investors.coreweave.com), its X account (@CoreWeave), and its LinkedIn page (linkedin.com/company/coreweave/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, in addition to following CoreWeave's press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public webcasts.

About CoreWeave
CoreWeave is The Essential Cloud for AI™. Built for pioneers by pioneers, CoreWeave delivers a platform of technology, tools, and teams that enables innovators to move at the pace of innovation, building and scaling AI with confidence. Trusted by leading AI labs, startups, and global enterprises, CoreWeave serves as a force multiplier by combining superior infrastructure performance with deep technical expertise to accelerate breakthroughs. Established in 2017, CoreWeave completed its public listing on Nasdaq (CRWV) in March 2025. Learn more at www.coreweave.com.

Investor Relations contact:
Investor-Relations@coreweave.com / https://investors.coreweave.com/

Media contact:
Press@coreweave.com / https://www.coreweave.com/about-us

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws. Such statements are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements related to our business; our strategy; our capital structure; our future growth; our technology; our operating leverage; customer demand; changes in enterprise adoption; and other estimated amounts included in our revenue backlog figure. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements.

Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include but are not limited to our ability to execute our business strategies and manage our growth, our ability to maintain and grow our customer base, continued demand for AI infrastructure, any disruption in our strategic relationships or disruptions with our third-party providers, including our suppliers and data center partners, our ability to develop and maintain our corporate infrastructure and internal controls, our financial performance, capital requirements and ability to raise additional capital and the impact of global political and macroeconomic conditions, including the effects of global geopolitical conflicts, inflation, tariffs, interest rates, any instability in the global banking sector and foreign currency exchange rates. More information about factors that could affect our operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, copies of which may be obtained by visiting our Investor Relations website at https://investors.coreweave.com or the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Additionally, the forward-looking statements in this press release do not include the potential impact of any acquisitions that may be announced and/or completed after the date hereof. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law. Our results for the fiscal quarter ended June 30, 2026 are not necessarily indicative of our operating results for any future periods.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use adjusted EBITDA and adjusted EBITDA margin, adjusted operating income (loss) and adjusted operating income (loss) margin, adjusted net income (loss) and adjusted net income (loss) margin, collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Accordingly, a reconciliation of these forward-looking non-GAAP financial measures are not available without unreasonable effort.
A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. CoreWeave encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate CoreWeave’s business.

COREWEAVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	$2,575	$1,212	$4,653	$2,194
Operating expenses:
Cost of revenue	879	313	1,595	575
Technology and infrastructure	1,507	670	2,780	1,231
Sales and marketing	60	36	129	47
General and administrative	178	174	342	349
Total operating expenses	2,624	1,193	4,846	2,202
Operating income (loss)	(49)	19	(193)	(8)
Gain (loss) on fair value adjustments	—	—	—	27
Interest expense, net	(640)	(267)	(1,176)	(531)
Other income (expense), net	125	6	149	1
Loss before income taxes	(564)	(242)	(1,220)	(511)
Provision for income taxes	62	48	146	94
Net loss	$(626)	$(290)	$(1,366)	$(605)
Net loss attributable to common stockholders, basic	$(626)	$(290)	$(1,366)	$(634)
Net loss attributable to common stockholders, diluted	$(626)	$(290)	$(1,366)	$(661)
Net loss per share attributable to common stockholders, basic	$(1.14)	$(0.60)	$(2.53)	$(1.73)
Net loss per share attributable to common stockholders, diluted	$(1.14)	$(0.60)	$(2.53)	$(1.79)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	551	487	539	367
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	551	487	539	369

COREWEAVE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions) (unaudited)

	June 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$5,524	$3,127
Restricted cash and cash equivalents, current	873	819
Marketable securities	15	34
Accounts receivable, net	2,541	3,169
Prepaid expenses and other current assets	567	339
Total current assets	9,520	7,488
Restricted cash and cash equivalents, non-current	507	184
Property and equipment, net	46,736	30,557
Operating lease right-of-use assets	16,595	8,231
Intangible assets, net	245	235
Goodwill	1,101	1,101
Other non-current assets	2,366	1,506
Total assets	$77,070	$49,302
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,633	$1,623
Accrued liabilities	6,424	5,773
Recourse debt, current	6,235	6,118
Non-recourse debt, current	1,278	590
Deferred revenue, current	2,686	1,709
Operating lease liabilities, current	584	427
Finance lease liabilities, current	7	38
Other current liabilities	70	162
Total current liabilities	20,917	16,440
Recourse debt, non-current	25,170	14,608
Non-recourse debt, non-current	2,385	57
Deferred revenue, non-current	7,006	6,476
Operating lease liabilities, non-current	15,735	7,768
Finance lease liabilities, non-current	214	216
Deferred tax liabilities, non-current	256	115
Other non-current liabilities	363	287
Total liabilities	72,046	45,967
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—

Class A common stock	—	—
Class B common stock	—	—
Class C common stock	—	—
Treasury stock	(34)	(34)
Additional paid-in capital	9,085	6,012
Accumulated other comprehensive loss	(18)	—
Accumulated deficit	(4,009)	(2,643)
Total stockholders' equity	5,024	3,335
Total liabilities and stockholders' equity	$77,070	$49,302

COREWEAVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Cash flows from operating activities:
Net loss	$(626)	$(290)	$(1,366)	$(605)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,393	560	2,540	1,003
Amortization of debt discounts and issuance costs and accretion of redemption premiums	45	29	86	67
Stock-based compensation expense	165	145	318	329
Non-cash lease expense	198	77	365	144
Deferred income taxes	61	46	140	91
Gain on fair value adjustments	—	—	—	(27)
Other non-cash reconciling items	(24)	17	97	39
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(435)	(866)	607	(1,505)
Prepaid expenses and other assets	(140)	(317)	(611)	(70)
Accounts payable and accrued expenses	(656)	(351)	304	(289)
Deferred revenue	790	759	1,365	743
Lease liabilities	(92)	(60)	(182)	(110)
Net cash provided by (used in) operating activities	$679	$(251)	$3,663	$(190)
Cash flows from investing activities:
Purchase of property and equipment, including capitalized internal-use software	(6,422)	(2,453)	(14,117)	(3,860)
Maturities and sales of marketable securities	6	—	18	29
Investments related to joint ventures	(550)	(32)	(550)	(32)
Purchase of strategic investments	(138)	—	(138)	—
Sales of warrants received as lease incentive	—	101	—	101
Issuance of notes receivable	—	(18)	—	(73)
Business combination, net of cash acquired	—	(46)	—	(46)
Other investing activities	(62)	6	(87)	6

Net cash used in investing activities	$(7,166)	$(2,442)	$(14,874)	$(3,875)
Cash flows from financing activities:
Proceeds from issuance of debt, net	13,457	3,611	16,747	4,396
Repayments of debt	(3,884)	(1,304)	(5,219)	(1,575)
Purchase of capped calls related to convertible senior notes	(492)	—	(492)	—
Issuance of common stock in private placements, net of issuance costs	997	—	2,982	—
Payment of tax withholdings on settlement of restricted stock units	—	(117)	—	(133)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	68	—	1,491
Redeemable convertible preferred stock cash dividends paid	—	(3)	—	(29)
Other financing activities	(7)	(25)	(33)	(66)
Net cash provided by financing activities	$10,071	$2,230	$13,985	$4,084
Net increase (decrease) in cash, cash equivalents, and restricted cash	$3,584	$(463)	$2,774	$19
Cash, cash equivalents, and restricted cash—beginning of period	3,320	2,517	4,130	2,035
Cash, cash equivalents, and restricted cash—end of period	$6,904	$2,054	$6,904	$2,054

Reconciliation of GAAP to Non-GAAP Results
Reconciliation of Net Loss to Adjusted EBITDA
(in millions, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(626)	$(290)	$(1,366)	$(605)
Depreciation and amortization	1,393	559	2,540	1,003
Interest expense, net	640	267	1,176	531
Stock-based compensation	165	145	318	329
Provision for income taxes	62	48	146	94
Acquisition related costs(1)	1	30	2	36
Other (income) expense, net	(125)	(6)	(149)	(1)
(Gain) loss on fair value adjustments(2)	—	—	—	(27)
Adjusted EBITDA	$1,510	$753	$2,667	$1,360
Revenue	$2,575	$1,212	$4,653	$2,194
Net loss margin	(24)%	(24)%	(29)%	(28)%
Adjusted EBITDA margin	59%	62%	57%	62%
(1) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(2) Represents adjustments related to recording our derivative liabilities at fair value at the end of each reporting period for our 2021 Convertible Senior Secured Notes, warrant liabilities related to our 2022 Senior Secured Notes, and the fair value remeasurement of the option liability in connection with our Series B redeemable convertible preferred stock. Refer to Note 3. Investments and Fair Value Measurements to our consolidated financial statements included in our Quarterly Report on Form 10-Q filed or to be filed with the SEC for the quarter ended June 30, 2026 for additional information.

Reconciliation of Operating Loss to Adjusted Operating Income
(in millions, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Operating income (loss)	$(49)	$19	$(193)	$(8)
Stock-based compensation	165	145	318	329
Acquisition related costs(1)	1	30	2	36
Amortization of acquired intangibles(2)	11	6	22	6
Adjusted operating income	$128	$200	$149	$363
Revenue	$2,575	$1,212	$4,653	$2,194
Operating income (loss) margin	(2)%	2%	(4)%	0%
Adjusted operating income margin	5%	16%	3%	17%
(1) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(2) In the second quarter of 2025, we began including an adjustment for the amortization of acquired intangibles in our calculation of adjusted operating income. Prior period non-GAAP calculations for acquired intangible amortization are not being adjusted as these amounts were insignificant.

Reconciliation of Net Loss to Adjusted Net Loss
(in millions, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(626)	$(290)	$(1,366)	$(605)
Stock-based compensation	165	145	318	329
Loss on extinguishment of debt(1)	—	9	—	10
Acquisition related costs(2)	1	30	2	36
Amortization of acquired intangibles(3)	11	6	22	6
(Gain) loss on fair value adjustments(4)	—	—	—	(27)
Other adjustments(5)	(109)	(11)	(109)	(11)
Income tax, inclusive of the tax effect of the above adjustments(6)	(9)	(19)	(23)	(19)
Adjusted net loss	(567)	(130)	(1,156)	(281)
Revenue	$2,575	$1,212	$4,653	$2,194
Net loss margin	(24)%	(24)%	(29)%	(28)%
Adjusted net loss margin	(22)%	(11)%	(25)%	(13)%
(1) Primarily relates to losses recognized upon the early extinguishment of certain OEM financing arrangements, as well as accelerated amortization of debt discount and debt issuance costs related to our 2024 Term Loan, which was repaid in connection with the IPO.
(2) Acquisition related costs include direct transaction costs, such as due diligence, advisory, and professional services fees, and certain compensation and integration related expenses. We exclude acquisition related costs, as we believe these transaction-specific expenses are inconsistent in amount and frequency, and do not correlate to the operation of our business.
(3) In the second quarter of 2025, we began including an adjustment for the amortization of acquired intangibles in our calculation of adjusted net loss. Prior period non-GAAP calculations for acquired intangible amortization are not being adjusted as these amounts were insignificant.
(4) Represents adjustments related to recording our derivative liabilities at fair value at the end of each reporting period for our 2021 Convertible Senior Secured Notes, warrant liabilities related to our 2022 Senior Secured Notes, and the fair value remeasurement of the option liability in connection with our Series B redeemable convertible preferred stock. Refer to Note 3. Investments and Fair Value Measurements to our consolidated financial statements included in our Quarterly Report on Form 10-Q filed or to be filed with the SEC for the quarter ended June 30, 2026 for additional information.
(5) Primarily relates to a net unrealized gain on our investments.
(6) In the second quarter of 2025, we began including an adjustment for the income tax effect related to our non-GAAP adjustments. Prior period non-GAAP calculations for the income tax effects on our non-GAAP adjustments are not being adjusted as these amounts were not material. Additionally, the third quarter of 2025 includes an adjustment for amounts related to the impact of the passage of the One Big Beautiful Bill Act on the first and second quarters of 2025, that were recorded in third quarter of 2025.